Exhibit 99.3

FIRST AMENDMENT TO

STRUCTURED EQUITY LINE FLEXIBLE FINANCING AGREEMENT DATED MARCH 23, 2001

This First Amendment to Structured Equity Line Flexible Financing Agreement (this “Amendment”) is dated as of September [17], 2002, between Cygnus, Inc., a Delaware corporation (the “Company”), and Cripple Creek Securities, LLC (“Cripple Creek”) and is made with reference to that certain Structured Equity Line Flexible Financing Agreement dated as of March 23, 2001 (the “Agreement”) between the Company and Cripple Creek.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement.

AGREEMENT

For consideration, the adequacy of which is hereby acknowledged by all parties, the parties hereto hereby agree to the following:

1.             Definition.  As used in the Agreement, the Registration Rights Agreement and all documents ancillary to the Agreement (collectively, the “Transaction Documents”), the following terms shall have the following meanings:

“Investment Period” shall mean each successive fifteen (15), thirty (30), sixty (60) or ninety (90) day period, as mutually agreed upon in writing by the parties prior to the beginning of each such Investment Period, commencing on or after the third Trading Day subsequent to the delivery of a Mandatory Purchase Notice as described in Section 2.3 (a) of the Agreement, unless otherwise agreed upon by the parties.

“Principal Market” shall mean the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock (or any similar organization or agency succeeding such market or exchange’s functions of reporting prices).

2.             Market Capitalization.  A new paragraph (d) shall be added to Section 2.2 of the Agreement, which shall read in its entirety as follows:

“(d)         Volume and Market Capitalization Limitations. Notwithstanding any other provision of this Agreement, and in addition to any other limitation on the Investment Amount contained herein, in the event that the Company delivers a Mandatory Purchase Notice to the Investor, and on the date of such delivery, or on any date during the relevant Investment Period, the Company is not Exempt (as defined below), the maximum number of shares of Common Stock that the Investor will be obligated to purchase pursuant to such Mandatory Purchase Notice, any related Additional Purchase Notice, and any related Investor Call Purchase Notice, when added to the aggregate number of shares of Common Stock received upon conversion of the Convertible Debentures that are sold by the Holders during such Investment Period, shall not exceed 0.9% of the number of shares of Common Stock outstanding on the first Trading Day of the applicable Investment Period (the “Maximum Amount”), unless otherwise mutually agreed by the parties.  In the event that the Maximum Amount is reached during an Investment Period, unless otherwise mutually agreed by the parties, such Investment Period shall immediately terminate.  For purposes hereof, the Company shall be deemed to be “Exempt” as of a particular date if, on such date, the Common Stock has (i) an “ADTV value” of at least $1 million and (ii) a “public float value” of at least $150 million, as each such term is defined under the Securities Exchange Act.  As used herein, the term “Convertible Debentures” means the Company’s 8.5% Convertible Debentures due June 29, 2004, as amended, and the Company’s 8.5% Convertible Debentures due September 29, 2004, as amended; and the term “Holders” shall have the meaning given in the Convertible Debentures.”

3.             Amendment to Section 2.1.

a.             Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)  Mandatory Monthly Purchases at Company’s Election.  If the Company, in its sole discretion, elects to deliver a Mandatory Purchase Notice with respect to any Investment Period in accordance with Section 2.3(a), then upon the Company’s delivery of such Mandatory Purchase Notice, the Investor shall be obligated in such Investment Period to purchase (“Mandatory Purchase”) from the Company shares of Common Stock during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Mandatory Purchase Notice, but not to exceed $500,000 if the applicable Investment Period is at least fifteen (15) days, $1,000,000 if the applicable Investment Period is at least thirty (30) days, $2,000,000 if the applicable Investment Period is at least sixty (60) days or $3,000,000 if the applicable Investment Period is ninety (90) days, in each case, subject to the adjustments and limitations imposed by this Agreement (the “Minimum Obligation”). Upon receipt of a Mandatory Purchase Notice, subject to the terms and conditions contained herein, the Investor shall be obligated to purchase on one or more Closing Dates in respect of each such Mandatory Purchase Date or Mandatory Purchase Dates as the Investor elects during the Investment Period, shares of Common Stock for an aggregate Purchase Price equal to the Minimum Obligation.”

b.             Section 2.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  Additional Amounts at the Company’s Election.  For any Investment Period during which the Company elects to obligate the Investor to make a Mandatory Purchase, the Company may deliver to the Investor an Additional Purchase Notice with respect to the same Investment Period in accordance with Section 2.3(b).  Upon any such delivery of an Additional Purchase Notice with respect to an Investment Period, the Investor shall be obligated to purchase shares of Common Stock from the Company (in addition to the Minimum Obligation) during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Additional Purchase Notice, but not to exceed $1,500,000 if the applicable Investment Period is at least fifteen (15) days, $3,000,000 if the applicable Investment Period is at least thirty (30) days, $6,000,000 if the applicable Investment Period is at least sixty (60) days or $9,000,000 if the applicable Investment

Period is ninety (90) days, in each case (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the adjustments and limitations imposed by this Agreement (the “Additional Amount”).  Upon receipt of such Additional Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Additional Purchase Date or Additional Purchase Dates as the Investor elects during the Investment Period to which such Additional Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Additional Amount.”

c.             Section 2.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c)  Investor Call.  For any Investment Period with respect to which the Company has timely delivered a Mandatory Purchase Notice, the Investor may deliver to the Company an Investor Call Purchase Notice or Notices during such Investment Period, subject to the Company’s right to limit or cancel the Investor Call Amount pursuant to Section 2.3(a)(ii) and Section 2.3(a)(iii).  Upon delivery of such an Investor Call Purchase Notice, the Company shall be obligated to sell shares of Common Stock to the Investor (in addition to the Minimum Obligation and the Additional Amount, if any) during the corresponding Investment Period for an aggregate Purchase Price to be specified by the Investor in the Investor Call Purchase Notice, but not to exceed an aggregate of $1,500,000 if the applicable Investment Period is at least fifteen (15) days, $3,000,000 if the applicable Investment Period is at least thirty (30) days, $6,000,000 if the applicable Investment Period is at least sixty (60) days or $9,000,000 if the applicable Investment Period is ninety (90) days, in each case (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to adjustments and limitations imposed by this Agreement (the “Investor Call Amount”).  Upon delivery of such Investor Call Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Call Purchase Date or Call Purchase Dates as the Investor elects during the Investment Period to which such Investor Call Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Investor Call Amount.”

4.             Amendment to Section 2.3(d).  The parties hereby add the following new Section 2.3(d)(iii) to the Agreement:

“(iii) Notices to Begin New Investment Period.  No Mandatory Purchase Notice may be delivered to the Investor until after the end of any existing Investment Period.”

5.             Entire Agreement; Amendment. This Amendment contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor Cripple Creek makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Amendment may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

6.             Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

7.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.             Authorization.  The parties hereby represent and warrant to each other that the signatories hereto have full power and authority to sign this Amendment for and on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.

Except as specifically amended hereby, all other terms and provisions of the Agreement shall remain the same and in full force and effect.

In Witness Whereof, the parties hereto have executed this First Amendment to Structured Equity Line Flexible Financing Agreement as of the date set forth in the first paragraph hereof.

CYGNUS, INC.

By:	/s/ John C Hodgman
John C Hodgman
President and Chief Executive Officer

CRIPPLE CREEK SECURITIES, LLC

By:	/s/ Maurice Hryshko
Maurice Hryshko
COUNSEL and ATTORNEY IN FACT